UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2014, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing the 7 director nominees named by the Company in the Company’s definitive proxy statement dated April 11, 2014 (the “Proxy Statement”) (i.e., Christopher Brody, Paul Cronson, Irwin Engelman, Leslie G. Polgar, Andrew G. Sculley, Stephen Seay and Jill J. Wittels), (ii) ratification of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 (the “Auditor Ratification”) and (iii) by non-binding vote, the executive compensation disclosed in the Proxy Statement (the “Executive Compensation”).

As of March 24, 2014, the record date for the meeting, the Company had outstanding and entitled to vote 23,989,902 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, where each such share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, which was a total of 7,545,333 shares of common stock.

The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1. Election of Seven Directors

Christopher Brody	17,587,727		427,629		18,015,356* 9,730,561**
Paul Cronson	17,593,601		421,755		18,015,356* 9,730,561**
Irwin Engelman	17,630,126		385,230		18,015,356* 9,730,561**
Leslie G. Polgar	17,637,476		377,880		18,015,356* 9,730,561**
Andrew G. Sculley	17,613,658		401,698		18,015,356* 9,730,561**
Brig. General Stephen Seay	17,631,551		383,805		18,015,356* 9,730,561**
Jill J. Wittels	17,642,291		373,065		18,015,356* 9,730,561**

2. Auditor Ratification	27,563,584	76,719		105,614	27,745,917*

3. Executive Compensation	16,951,196	989,076		75,084	18,015,356* 9,730,561**
*Total **Broker Non-Vote

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: May 23, 2014	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer